Exhibit 24.1


						  POWER OF ATTORNEY

	 KNOW ALL
MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael J. O'Brien, and any other duly appointed Secretary or

Assistant Secretary of Omnicom Group Inc., with full power of substitution and revocation, as the undersigned's true and lawful authorized representative and attorney-in-fact to:

	 (1)   execute
for and on behalf of the undersigned, in the undersigned's
		  capacity
as an officer or director of Omnicom Group Inc. (the
		  "Company"),
Forms 3, 4, and 5, and all successor or similar forms,
		  and any and
all amendments or supplements thereto, in accordance
		  with Section 16
of the Securities and Exchange Act of 1934, as
		  amended (the "1934
Act"), and the rules and regulations promulgated
		  thereunder;


(2)   do and perform any and all acts for and on behalf of the undersigned

		  which may be necessary or desirable to complete the execution of any

		  such form or schedule and the timely filing of such form or schedule, with all exhibits thereto and other documents in
		  connection
therewith with the United States Securities and Exchange
		  Commission
and any stock exchange or stock market or other
		  authority; and


(3)   take any other action of any type whatsoever in connection with the

		  foregoing which, in the opinion of such attorney-in-fact, may be of

		  benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such

attorney-in-fact's discretion.

	 The undersigned hereby grants to such
attorney-in-fact full power and
authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in fact's substitute shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in service in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or any other provision of the 1934 Act.

	 This Power
of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, and all successor or similar forms and any and all amendments or supplements thereto, with respect to the undersigned's holding of transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

	 IN WITNESS
WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of February, 2006.




									    /s/ Daryl
Simm
									    ----------------------------
									    Signature:
Daryl Simm

									    Daryl Simm

----------------------------
									    Print:  Daryl Simm